As Filed With the Securities and Exchange Commission on September 21, 2005

Investment Company Act File No. 811-09049

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

            INVESTMENT COMPANY ACT OF 1940            ☒

                                  Amendment No. 18                              ☒

(Check appropriate box or boxes) [X]

MERCURY MASTER TRUST

(Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

(888) 763-2260

(Registrant’s Telephone Number, Including Area Code)

Robert C. Doll; Jr.

800 Scudders Mill Road

Plainsboro, New Jersey 08536

Mailing Address: P.O. Box 9011

Princeton, New Jersey 08543-9011

(Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: Joel H. Goldberg, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022	Andrew J. Donohue, Esq. Fund Asset Management, L.P. P.O. Box 9011 Princeton, N.J. 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Mercury Master Trust (the “Trust”) is an open-end management investment company that was organized as a Delaware statutory trust on April 23, 1998. On September 6, 2000 the Trust changed its name from Mercury Asset Management Master Trust to Mercury Master Trust. Merrill Lynch Master International Portfolio (“International Portfolio”) and Merrill Lynch Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio”) (together, the “Portfolios” and each, a “Portfolio”) are each separate series of the Trust. Each Portfolio is a diversified investment company with a different investment objective and policies. There can, of course, be no assurance that the respective investment objective of each Portfolio can be achieved.

Mercury Master Trust is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 7 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of Merrill Lynch International Fund of Mercury Funds, Inc. (“ML International”), as filed with the Commission on September 19, 2005, and as amended from time to time; and (b) Post-Effective Amendment No. 10 of the Registration Statement on Form N-1A (Securities Act File No. 333-85731 and Investment Company Act File No. 811-08797) of Merrill Lynch Small Cap Growth Fund of Mercury Funds, Inc. (“ML Small Cap Growth”), as filed with the Commission on September 15, 2005, and as amended from time to time (each, a “Registration Statement” and, collectively, the “Merrill Lynch Registration Statements”).

ML International, ML Small Cap Growth and any other feeder fund that may invest in the Trust is referred to herein as a “Feeder Fund.”

i

*	Responses to Items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Merrill Lynch Master International Portfolio

Merrill Lynch Master Small Cap Growth Portfolio

PART A

Item 4.    Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

International Portfolio

International Portfolio’s investment objective is long-term capital growth through investments primarily in a diversified portfolio of equity securities of companies located outside the United States.

Small Cap Growth Portfolio

Small Cap Growth Portfolio’s investment objective is long-term capital growth.

(b) Implementation of Investment Objectives

International Portfolio

Outlined below are the main strategies the International Portfolio uses in seeking to achieve its objective.

International Portfolio will, under normal circumstances, invest at least 80% of its total assets in equity securities of a number of different countries throughout the world.

Equity securities consist of:

•	Common Stock

•	Preferred Stock

•	Securities convertible into Common Stock

•	Derivative securities or instruments, such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

The Portfolio considers a company to be “located” in the country where:

•	It is legally organized, or

•	The primary trading market for its securities is located, or

•	At least 50% of the company’s (and its subsidiaries’) non-current assets, capitalization, gross revenues or profits have been located during one of the last two fiscal years.

The Portfolio chooses investments predominantly using a “bottom up” investment style using a global sector-based investment process.

In selecting securities, the Portfolio emphasizes those securities that Portfolio management believes are undervalued or have good prospects for earnings growth. A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors such as:

•	financial resources

•	value of assets

•	sales and earnings growth

•	product development

•	quality of management

•	overall business prospects

A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. A Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. Current income from dividends and interest will not be an important consideration in selecting portfolio securities for the Portfolio. Portfolio management analyzes individual stocks within specific sectors and compares them to investment opportunities in other areas of the market. Portfolio management then allocates the Portfolio’s investments to those areas of each market that it believes provide the best combination of risk versus reward.

The Portfolio invests in securities of companies located in developed countries and countries with emerging capital markets outside the United States. The Portfolio may invest, without limit, in countries with emerging capital markets, including countries in Eastern Europe, Latin America and the Far East. The Portfolio will invest in part based on the Portfolio’s evaluation of a country’s economic, political and social factors. The Portfolio may invest in debt securities that are issued together with a particular equity security.

The Portfolio may invest in companies of any size, but intends to focus on medium and large companies. The Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. The Portfolio does not consider potential tax consequences to Portfolio shareholders when it sells securities.

Other Strategies. In addition to the main strategies discussed above, the International Portfolio may use certain other investment strategies.

The Portfolio will normally invest a portion of its assets in U.S. dollars or in short-term instruments, such as money market securities and repurchase agreements, for temporary emergency purposes or to meet redemptions. The Portfolio may also invest, without limit, in short-term investments, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of your shares and may, therefore, limit the Portfolio’s ability to achieve its investment objective.

The Portfolio may invest in derivatives to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities. The derivatives that the Portfolio may use include futures, forwards, options, indexed and inverse securities and swaps.

The Portfolio may also lend its portfolio securities and may invest uninvested cash balances in affiliated money market funds.

Small Cap Growth Portfolio

Outlined below are the main strategies the Small Cap Growth Portfolio uses in seeking to achieve its objective.

In selecting securities, the Portfolio emphasizes those securities that Portfolio management believes have above average prospects for earnings growth. The Portfolio may also invest in securities that Portfolio management believes are undervalued.

Small Cap Growth Portfolio will, under normal circumstances, invest at least 80% of its assets in equity securities of small cap companies and invest at least 80% of its assets in securities or instruments of issuers located in the United States. These are non-fundamental policies of the Portfolio and may not be changed without 60 days prior notice to shareholders. For purposes of the Portfolio’s investment policy, small cap companies are those whose market capitalization is similar to the market capitalization of companies in the Russell 2000® Index or the S&P SmallCap 600® Index at the time of the Portfolio’s investment. Companies whose capitalization no longer meets this definition after purchase continue to be considered small market cap companies for purposes of the Fund’s 80% investment policy. As of June 30, 2005, the Russell 2000® included companies with capitalizations between $73 million and $3.409 billion and the S&P SmallCap 600® included companies with capitalizations between $60 million and $3 billion. The market capitalizations of companies in each index change with market conditions and the composition of the index. A company’s market capitalization may go up or down due to market fluctuations. The Portfolio will not sell a company’s securities solely because that company’s market capitalization rises above the Portfolio’s definition of small cap company.

Equity securities consist of:

•	Common Stock

•	Preferred Stock

•	Securities convertible into Common Stock

•	Derivative securities or instruments such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors, such as:

•	sales and earnings growth

•	quality of management

•	financial resources

•	product development

•	overall business prospects

•	position to take advantage of new technologies or emerging industries

•	value of assets

A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

The Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. The Portfolio may engage in active and frequent trading of its investments. Frequent trading will increase the Portfolio’s commission costs, and may increase taxable dividends. The Portfolio does not consider potential tax consequences to Portfolio shareholders when it sells securities.

Other Strategies. In addition to the main strategies discussed above, the Small Cap Growth Portfolio may use certain other investment strategies.

The Portfolio may invest in debt securities that are issued together with a particular equity security. The Portfolio may invest in derivatives to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities. The derivatives that the Portfolio may use include futures, forwards, options, indexed and inverse securities and swaps. The Portfolio may also purchase securities in initial public offerings.

The Portfolio may also invest in equity securities of companies of any market capitalization located outside the United States and of medium or large capitalization companies located in the United States. Normally, foreign investments will represent 10% or less of the Portfolio’s assets.

The Portfolio may invest in short-term instruments, such as money market securities and repurchase agreements for temporary emergency purposes, including to meet redemptions. The Portfolio may also invest, without limit, in short-term investments, including money market funds, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of your shares and may, therefore, limit the Portfolio’s ability to achieve its investment objective.

The Portfolio may also lend its portfolio securities and invest its uninvested cash balances in affiliated money market funds.

(c) Investment Risks

This section contains a summary discussion of the general risks of investing in a Portfolio. As with any fund, there can be no guarantee that a Portfolio will meet its objective or that a Portfolio’s performance will be positive for any period of time.

Set forth below are the main risks of investing in each Portfolio:

Market Risk and Selection Risk

Market risk is the risk that one or more markets in which a Portfolio invests will go down in value, including the possibility that one or more markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or other portfolios with similar investment objectives and investment strategies.

Set forth below are the main risks of investing in International Portfolio.

Foreign Securities Risk

Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Portfolio will lose money. In particular, the Portfolio is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of securities traded each day, it may make it difficult for the Portfolio to buy and sell securities on those exchanges, or in those markets also, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk    The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retalitory measures.

With respect to the Portfolio’s investments in Europe, any adverse events in connection with the ongoing development of the Economic and Monetary Union (EMU) could potentially destabilize EMU. Such destabilization could adversely affect the Fund’s European investments.

Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices, impair the Portfolio’s ability to purchase or sell foreign securities or transfer the Portfolio’s assets or income back into the United States, or otherwise adversely affect the Portfolio’s operations.

Other potential foreign market risks may include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States.

Currency Risk    Securities and other investments in which the Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Certain Risks of Holding Portfolio Assets Outside the United States    The International Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio as compared to funds that invest only in the United States.

        Settlement Risk    Settlement and clearance procedures in certain foreign markets may differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations may involve certain risks (Such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

At times settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines, or if it has contracted to sell the security to another party, the Portfolio could be liable for any losses incurred.

Governmental Supervision and Regulation/Accounting Standards    Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as in the United States. Some countries may not have the same laws to protect investors comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition.

Emerging Market Risks    The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and/may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging securities markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earning ratios, may not apply to certain small markets.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

Set forth below are the main risks of investing in Small Cap Growth Portfolio.

Small Cap Risk

The Portfolio will invest primarily in small and emerging growth companies. Small and emerging growth companies may have limited product lines or markets may depend on a small number of key personnel and may be less financially secure than larger, more established companies. If a product fails, or if management changes, or there are other adverse developments, the Portfolio’s investment in a small or emerging growth company may lose substantial value.

Small and emerging growth companies securities generally trade in lower volumes and are subject to greater, less predictable price changes than the securities of more established companies. Investing in small or emerging growth companies requires a long term view.

Growth Investing Style Risk

The Small Cap Growth Portfolio follows an investing style that favors growth investments. Historically, growth investments have performed best during the later stages of economic expansion. Therefore, the growth investing style may over time go in and out of favor. At times, when the growth investing style is out of favor, the Portfolio may underperform other equity funds that use different investing styles.

Other Investment Risks

The Small Cap Growth Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

Foreign Securities Risks

The Small Cap Growth Portfolio may invest in companies located in countries other than the United States. This may expose the Portfolio to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.

•	The costs of non-U.S. Securities transactions tend to be higher than those of U.S. transactions.

•	The legal protections, and accounting and securities settlement procedures in certain foreign countries may be different from and offer less protection than those in the United States.

•	Foreign holdings may be adversely affected by foreign government action.

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings.

•	The economies of certain countries may compare unfavorably with the U.S. economy.

•	Foreign securities markets may be smaller than the U.S markets, which may make trading more difficult.

Initial Public Offering Risk

The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and the Portfolios may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

Each Portfolio may also be subject to certain other risks associated with their investments and investment strategies, including:

Securities Lending

A Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or government securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Portfolio.

Borrowing and Leverage

Borrowing and Leverage Risk — A Portfolio may borrow to buy securities, which is a form of leverage. A Portfolio may also borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Leverage increases the Portfolio’s exposure to risk by increasing its total investments. If a Portfolio borrows money to make more investments than it otherwise could or to meet redemptions, and the Portfolio’s investments go down in value, the Portfolio’s losses will be magnified. Although the principal of the borrowings will be fixed, the Portfolio’s assets may change in value during the time the borrowings are outstanding. Borrowing will cost a Portfolio interest expenses and other fees. To the extent the income derived from securities purchased with borrowed funds exceeds the interest a Portfolio will have to pay, the Portfolio’s net income will be greater than if borrowing were not used. Conversely, if the income from the assets purchased with borrowed funds is not sufficient to cover the cost of borrowing, the net income of a Portfolio will be less than if borrowing were not used, and therefore, the amount available for distribution to shareholders as dividends will be reduced. If a Portfolio borrows to purchase securities, the management fee paid by the Portfolio will be higher than if the Portfolio does not borrow because the fees paid are calculated based on the Portfolio’s net assets plus the proceeds of any outstanding borrowings used for leverage. Certain derivative securities that a Portfolio may buy or other techniques that a Portfolio may use may also create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

Derivatives

A Portfolio may use derivative instruments to hedge its investments. Derivatives may allow a Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty (the party on the other side of the transaction) in a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

A Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case, any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolios are not required to use hedging and may choose not to do so.

Indexed and Inverse Securities

A Portfolio may invest in securities the potential return of which is directly related to changes in an underlying index, known as indexed securities. The return on indexed securities will rise when the underlying index rises and fall when the index falls. A Portfolio may also invest in securities whose return is inversely related to changes in an interest rate or index (“inverse securities”). In general, the return on inverse securities will decrease when the underlying index or interest rate goes up and increase when that index or interest rate goes down. Certain indexed and inverse securities have greater sensitivity to changes in interest rates or equity index levels than other securities, and a Portfolio’s investment in such instruments may decline significantly in value if interest rates or equity index levels move in a way Portfolio management does not anticipate.

Convertible Securities

Convertibles securities generally are debt securities or preferred stock that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Debt Securities

Debt securities, such as bonds, involve credit risk. Credit risk is the risk that the borrower will not make timely payments of principal and interest. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities. Debt securities are also subject to interest rate risk. Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities. These risks are generally greater for junk bonds.

Illiquid Securities

Each Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days approximately at approximately current value. If a Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price approximately below current value.

Restricted Securities

Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. A Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if the Portfolio’s management receives material nonpublic information about the issuer, the Portfolio may as a result be unable to sell the securities.

Rule 144A Securities

Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

(d) Portfolio Holdings

For a discussion of the Trust’s policies and procedures regarding selective disclosure of each Portfolio’s portfolio holdings, see Part B of this Registration Statement. Each Portfolio’s top ten holdings are made available on a monthly basis at www.mutualfunds.ml.com, generally within 12 business days after the end of the month to which the information applies.

Item 5.    Management, Organization, and Capital Structure

(a)(1) Investment Adviser

Merrill Lynch Investment Managers International Limited (“MLIMIL”) manages the International Portfolio. Fund Asset Management, L.P. (“FAM”) manages the Small Cap Growth Portfolio. MLIMIL and FAM are each referred to herein as an “Investment Adviser.” Each Investment Adviser manages the applicable Portfolio’s investments under the overall supervision of the Board of Trustees of the Mercury Master Trust. Each Investment Adviser and its affiliates have the responsibility for making all investment decisions for the applicable Portfolio.

As of August 2005, the Investment Advisers and their affiliates managed portfolios with approximately 491 billion in assets for individuals and institutions seeking investments worldwide. This amount includes assets managed for the Investment Advisers’ affiliates.

With respect to International Portfolio, the Investment Adviser is paid at the annual rate of 0.75% of the Portfolio’s average daily net assets not exceeding $500 million and 0.70% of the Portfolio’s average daily net assets in excess of $500 million. For the fiscal year ended May 31, 2005, the Investment Adviser received a fee from the International Portfolio at the annual rate of 0.75% of the Portfolio’s average daily net assets. For the fiscal year ended May 31, 2005, the Investment Adviser received a fee from Small Cap Growth Portfolio at the annual rate of 0.70% of the Portfolio’s average daily net assets.

FAM, an affiliate of MLIMIL, pursuant to a sub-advisory agreement between MLIMIL and FAM may manage all or a portion of the International Portfolio’s daily cash assets, to the extent not managed by MLIMIL. The International Portfolio does not pay any incremental fee for this service, although MLIMIL may make payments to FAM. MLIMIL may provide assistance to FAM, pursuant to a sub-advisory agreement in managing the Small Cap Growth Portfolio or may manage all or a portion of the Small Cap Growth Portfolio to the extent not managed by FAM. The Small Cap Growth Portfolio does not pay any incremental fee for this service, although FAM may make payments to MLIMIL.

Conflicts of Interest

The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust, the Feeder Funds and their shareholders and the Trust’s interestholders. The Investment Advisers provide investment management services to other trusts and discretionary managed accounts that follow an investment program similar to that of the Trust and the Feeder Funds. Merrill Lynch (including, for these purposes, the Investment Advisers, Merrill Lynch & Co., Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Trust and the Feeder Funds. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by the Trust and the Feeder Funds and may result in Merrill Lynch having positions that are adverse to those of the Trust and the Feeder Funds. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with the Trust and the Feeder Funds. As a result, Merrill Lynch may compete with the Trust and the Feeder Funds for appropriate investment opportunities. In addition, the Trust may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. The Trust also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage. The Trust may also make brokerage and other payments to Merrill Lynch in connection with a Portfolio’s investment transactions.

Under a securities lending program approved by the Trust’s Board of Trustees and the Feeder Funds’ Board of Directors, the Trust and the Feeder Funds have retained an affiliate of the Investment Advisers to serve as the securities lending agent for the Trust to the extent that the Portfolios engage in the securities lending program. For these services, the lending agent may receive a fee from the Trust, including a fee based on the returns earned on the Trust’s investment of the cash received as collateral for the loaned securities. In addition, Merrill Lynch is among the entities to which the Trust may lend a Portfolio’s securities under the Securities Lending program.

The activities of the Trust and the Feeder Funds may give rise to other conflicts of interest that could disadvantage the Trust, the Feeder Funds and their shareholders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See Part II of Part B of the Merrill Lynch Registration Statements for further information.

(a)(2) Portfolio Manager

The International Portfolio is managed by a team of investment professionals who participate in the team’s research process and stock selection. Ian Rowley is the International Portfolio’s portfolio manager and is primarily responsible for the day-to-day management of the International Portfolio and the selection of its investments. Mr. Rowley has been Team Leader of the London based Global Equities Team since 2002, a Director of Merrill

Lynch Investment Managers since 2001 and was head of Global Equity Strategy at UBS Asset Management from 1988 to 2001. Mr. Rowley has been the leader of the International Portfolio’s portfolio management team since 2002.

Small Cap Growth Portfolio is managed by the U.S. small cap team, which consists of investment professionals who are responsible for research and stock selection recommendations for the Small Cap Growth Portfolio. These investment professionals are also part of a larger U.S. investment team which exchanges research and discusses trends regarding U.S. industries. Ronald J. Zibelli, Jr. is the senior portfolio manager of the Small Cap Growth Portfolio and is primarily responsible for the day-to-day management of the Small Cap Growth Portfolio and the selection of its investments. Mr. Zibelli is a Director of Merrill Lynch Investment Managers and has been a portfolio manager therewith since 1999. Mr. Zibelli was a senior small cap portfolio manager with Chase Asset Management from 1997 to 1999. He has been the Small Cap Growth Portfolio’s senior portfolio manager since 2002.

For more information about each Portfolio manager’s compensation, other accounts they manage and their ownership of Feeder Fund Shares, Please see the Statement of Additional Information for each Merrill Lynch Registration Statement.

(b) Capital Stock

Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or a Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or a Portfolio available for distribution to investors.

The Trust is organized as a Delaware statutory trust and currently consists of twenty-four Portfolios, of which two are currently in operation. Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Trust. A Feeder Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in any Portfolio at net asset value on any day on which the New York Stock Exchange is open.

Item 6.    Shareholder Information

(a) Pricing of Beneficial Interests

Each Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (“Exchange”) is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining the price of an interest in a Portfolio is the next one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of a Portfolio’s total liabilities from the value of its total assets. Foreign securities owned by a Portfolio may trade on weekends or other days when the Portfolio does not price its interests. As a result, a Portfolio’s net asset value may change on days when an investor will not be able to purchase or redeem the Portfolio’s interests.

The Board has adopted valuation procedures for the Portfolios and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that materially affect a Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board.

The International Portfolio may invest a substantial portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. Government securities and money market instruments, and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of a Portfolio’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of a Portfolio’s net asset value. If market quotations are not readily available or, in the Investment Adviser’s judgment, do not accurately reflect fair value for a security or if a security’s value has been materially affected by events occurring after the close of the market on which the security is principally traded, that security may be valued by another method that the Board of Trustees believes accurately reflects the fair value.

In determining whether current market prices are readily available or reliable, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by a Portfolio. Those may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day, a corporate action or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster).

If, after the close of the principal market on which a security held by a Portfolio is traded and before the time as of which that Portfolio’s net asset value is calculated that day, the Investment Adviser determines in the exercise of its judgment that a significant event has occurred that will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Investment Adviser will use its best judgment to determine a fair value for that security. The Investment Adviser believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets. The fair valuation procedures, therefore, include a procedure whereby foreign securities prices may be “fair valued” by an independent pricing service approved by the Board of Trustees to take those factors into account.

For Small Cap Growth Portfolio, fair value determinations with respect to certain securities in which the Portfolio invests may be made, for example, if in the Investment Adviser’s judgment, the market price of a small security held by the Fund does not accurately reflect fair value for such security or if such security’s value has been materially affected by events occurring after the close of the market on which the security is principally traded.

Each Portfolio’s use of fair value pricing is designed to ensure that the Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair valuation used by a Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

        Each investor in the Trust may add to or reduce its investment in a Portfolio on each day the Exchange is open for trading. The value of each investor’s beneficial interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in such Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor’s percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in such Portfolio after the close of business of the Exchange on the next determination of net asset value of the Portfolio.

(b) Purchase of Beneficial Interests

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Portfolio’s custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Beneficial Interests

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(d) Dividends and Distributions

Not applicable.

(e) Frequent Purchase and Redemption of Trust Interests

The Trust does not offer its beneficial interests for sale to the general public, nor does it offer an exchange privilege. However, the Trust may be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account—How to Buy, Sell, Transfer and Exchange Shares—Short-Term Trading” in Part A of each Merrill Lynch Registration Statement for more information.

(f) Tax Consequences

Under the current method of operation of the Portfolios and because each Portfolio currently has one investor, each Portfolio is treated as a separate disregarded entity for federal income tax purposes and, thus, is not subject to federal income tax. Based upon the status of each Portfolio as a disregarded entity, the investor in each Portfolio will be treated as if it earned the income and owned the assets of such Portfolio directly, and will be subject to tax on the Portfolio’s ordinary income and capital gain.

If either Portfolio acquires additional investors, such Portfolio will be treated as a partnership for federal income tax purposes, and, thus, will continue to not be subject to federal income tax. If a Portfolio is treated as a partnership, each investor in such Portfolio will be subject to tax on its share (as determined in accordance with the governing instruments of each Portfolio) of such Portfolio’s ordinary income and capital gain. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder.

Item 7.    Distribution Arrangements

(a) Sales Loads

Not applicable.

(b) 12b-1 Fees

Not applicable.

(c) Multiple Class and Master Feeder Funds

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Portfolios of the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from each Portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from a Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statements.

September 21, 2005

Merrill Lynch Master International Portfolio

Merrill Lynch Master Small Cap Growth Portfolio

PART B

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 9.    Cover Page and Table of Contents

Merrill Lynch Master International Portfolio (“International Portfolio”) and Merrill Lynch Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio”) (together, the “Portfolios” and each, a “Portfolio”) are each a separate series of Mercury Master Trust (the “Trust”). This Part B, which is not a Prospectus, supplements and should be read in conjunction with the Trust’s current Part A, dated September 21, 2005 (the “Trust’s Part A”).

The Trust is part of a master-feeder structure. As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 7 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of Merrill Lynch International Fund of Mercury Funds, Inc. (“ML International”), as filed with the Commission on September 19, 2005, and as amended from time to time (“ML International Registration Statement”); and (b) Post-Effective Amendment No. 10 of the Registration Statement on Form N-1A (Securities Act File No. 333-85731 and Investment Company Act File No. 811-08797) of Merrill Lynch Small Cap Growth Fund of Mercury Funds, Inc. (“ML Small Cap Growth”), as filed with the Commission on September 15, 2005, and as amended from time to time (“ML Small Cap Growth Registration Statement”). Part A of the ML International Registration Statement includes the prospectus of ML International. Part B of the ML International Registration Statement includes the statement of additional information of ML International. Part A of the ML Small Cap Growth Registration Statement includes the prospectus of ML Small Cap Growth. Part B of the ML Small Cap Growth Registration Statement includes the statement of additional information of ML Small Cap Growth.

ML International and ML Small Cap Growth and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.” ML International Registration Statement and ML Small Cap Growth Registration Statement are collectively referred to herein as the “Feeder Fund Registration Statements.”

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand-alone document. The financial statements which relate to the International Portfolio and the Small Cap Growth Portfolio are incorporated into this Part B by reference to the 2005 Annual Reports of ML International and ML Small Cap Growth. You may request copies of the Annual Reports at no charge by calling 1-888-763-2260 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

A consolidated table of contents for this Registration Statement is included on page 1.

The date of this Statement of Additional Information is September 21, 2005.

Item 10.    Trust History

The Trust is a Delaware statutory trust organized on April 23, 1998. On September 8, 2000 the Trust changed its name from Mercury Asset Management Master Trust to Mercury Master Trust. International Portfolio and Small Cap Growth Portfolio are each a separate series of the Trust.

Item 11.    Description of the Portfolios and Their Investments and Risks

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio of the Trust, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio’s investment programs, is incorporated herein by reference from Part A and Part B of each Feeder Fund Registration Statement.

Information on the Trust’s policies and procedures with respect to the selective disclosure of each Portfolio’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of each Feeder Fund Registration Statement.

Item 12.    Management of the Registrant

(a) Management Information

The Board of Trustees of the Trust currently consists of five individuals, four of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The Board of Trustees is responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the trustees of investment companies by the Investment Company Act.

(b) Board of Trustees

Biographical Information    Certain biographical and other information relating to the non-interested Trustees of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by Merrill Lynch Investment Managers, L.P. (“MLIM”), FAM or their affiliates, including MLIMIL, (“MLIM/FAM-advised funds”) and other public directorships:

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
David O. Beim (65)***	Trustee	Trustee since 1998	Professor of Finance and Economics at the Columbia University Graduate School of Business from 1991; Chairman of Outward Bound U.S.A. since 1997; Chairman of Wave Hill, Inc. since 1990. Trustee of Phillips Exeter Academy from 2002 to present.	19 registered investment companies consisting of 25 portfolios	None

James T. Flynn (66)	Trustee	Trustee since 1998	Chief Financial Officer of J.P. Morgan & Co. Inc. from 1990 to 1995 and an employee of J.P. Morgan in various capacities from 1967 to 1995.	19 registered investment companies consisting of 25 portfolios	None

W. Carl Kester (53)	Trustee	Trustee since 1998	Mizuho Financial Group Professor of Finance, Harvard Business School; Unit Head, Finance, 2005 to present; Senior Associate Dean and Chairman of the MBA Program of Harvard Business School, 1999 - 2005, Member of the faculty of Harvard Business School since 1981. Independent Consultant since 1978.	20 registered investment companies consisting of 26 portfolios	None

Karen P. Robards (55)****	Trustee	Trustee since 1998	President of Robards & Company, a financial advisory firm since 1987; formerly an investment banker with Morgan Stanley for more than ten years; Director of Enable Medical Corp. from 1996 to 2005; Director of AtriCure, Inc. since 2000; Director of CineMuse Inc. from 1996 to 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.	19 registered investment companies consisting of 25 portfolios	Atricure, Inc. (medical devices)

*	The address of each non-interested Trustee is P.O. Box 9095 Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation or removal as provided in the Trust’s by-laws or charter or by statute.
***	Chairman of the Audit Committee
****	Chairman of the Board

Certain biographical and other information relating to the Trustee who is an officer and “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships.

Name, Address* and Age	Position(s) Held with the Trust	Term of Office and Length** of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM Advised Funds and Portfolios Overseen	Public Directorships
Robert C. Doll, Jr. (51)***	President and Director	Director # and President since 2005	President of the MLIM/FAM-advised funds since 2005; President of MLIM and FAM since 2001; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) since 2001; President of Princeton Administrators, L.P. (“Princeton Administrators”) since 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	130 registered investment companies consisting of 178 portfolios	None

Donald C. Burke (45)	Vice President and Treasurer	Vice President since 1998 and Treasurer since 1999	First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999 and Director since 2004; Vice President of FAM Distributors, Inc. (“FAM D”) since 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 to 2001; Vice - President, Treasurer and secretary of the I.Q. Funds since 2004.	130 registered investment companies consisting of 184 portfolios	None

Peter John Gibbs (47)#	Senior Vice President	Senior Vice President since 2000	Global Chief Operating Officer of the MLIM group since 2001; Head of Merrill Lynch Investment Managers Europe, Middle East, Africa Region since 1999; Director of an affiliate of MLIM since 1990.	4 registered investment companies consisting of 7 portfolios	None

Ian Rowley (43)#	Vice President and Portfolio Manager	Vice President since 2002	Managing Director of MLIM since 2003; Director (Equities) of MLIM from 2001 to 2003.	2 registered investment companies consisting of 1 portfolios	None

Ronald J. Zibelli, Jr. (46)	Vice President and Portfolio Manager	Vice President since 2002	Director of MLIM since 2002; Vice President of MLIM from 2000 to 2002; Senior Portfolio Manager of Chase Asset Management from 1997 to 1999.	2 registered investment companies consisting of 1 portfolio	None

Name, Address* and Age	Position(s) Held with the Trust	Term of Office and Length** of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM Advised Funds and Portfolios Overseen	Public Directorships
Jeffrey Hiller (54)	Chief Compliance Officer	Chief Compliance Officer since 2004	Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and Chief Compliance Officer of MLIM (Americas Region) since 2004; Chief Compliance Officer of the IQ Funds since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; and Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Commission’s Division of Enforcement in Washington, DC from 1990 to 1995	137 registered investment companies consisting of 185 portfolios	None

Alice A. Pellegrino (45)	Secretary	Secretary since 2004	Director (Legal Advisory) of MLIM since 2002; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM since 1997. Secretary of MLIM, FAM, FAMD and Princeton Services since 2004	131 registered investment companies consisting of 179 portfolios	None

*	Unless otherwise indicated, the address of the interested Trustee and officers is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
***	Mr. Doll is an “interested person,” as defined in the Investment Company Act, of the Trust based on his positions with MLIM, FAM, Princeton Services and Princeton Administrators,
****	As a Trustee, Mr. Doll serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust’s by-laws or charter or by statute.
#	The address of Messrs. Gibbs and Rowley is 33 King William Street London, EC4R 9AS England.

Each non-interested Trustee is a member of the Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Committee met four times during the fiscal year ended May 31, 2005.

Each non-interested Trustee is also a member of the Trust’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by interest holders of the Trust or Feeder Fund stockholders as it deems appropriate. Interest holders of the Trust or Feeder Fund stockholders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee met once during the Trust’s fiscal year ended May 31, 2005.

Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the MLIM/FAM-advised family of funds overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2004 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Portfolios*	Aggregate Dollar Range of Equity Securities in All Supervised Funds
Interested Trustee:
Robert C. Doll Jr.	N/A	over $100,000

Non-Interested Trustees:
David O. Beim	N/A	over $100,000
James T. Flynn	N/A	over $100,000
W. Carl Kester	N/A	$50,001 – $100,000
Karen P. Robards	N/A	$50,001 – $100,000

*	The Portfolios do not offer their interests for sale to the public.

As of September 2, 2005, the officers and Trustees of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of the Portfolios. As of December 31, 2004, none of the non-interested Trustees of the Trust or their immediate family members own beneficially or of record any securities of Merrill Lynch & Co., Inc. (“ML & Co.”).

Activities of and Composition of the Board of Directors. All but one member of the Board of Trustees is an independent trustee whose only affiliation with either of Merrill Lynch Investment Managers International Limited (“MLIML”), as investment adviser to International Portfolio, or Fund Asset Management, L.P. (“FAM”), as investment adviser to the Small Cap Growth Portfolio(“Small Cap Growth”) (each the “Investment Adviser”) or other Merrill Lynch affiliates is as trustee of the portfolio and certain other funds advised by the Investment Adviser or its affiliates. The Chair of the Board is also an independent director. New trustee nominees are chosen as nominees by a Nominating Committee of independent trustees. All independent trustees also are members of the Board’s Audit Committee and the independent trustees meet in executive session at each in person Board meeting. The Board and the Audit Committee meet in person for at least two days each quarter and conduct other in person and telephone meetings throughout the year, some of which are formal board meetings, and some of which are informational meetings. The independent counsel to the independent trustees attends all in person Board and Audit Committee meetings and other meetings at the independent trustees’ request.

Investment Advisory Agreement – Matters Considered by the Board

Every year, the Board considers approval of the investment advisory agreement between the Mercury Master Trust (the “Trust”) and MLIML, with respect to International Portfolio, a sub-advisory agreement between MLIML and FAM with respect to the International Portfolio, and an investment advisory agreement between the Trust and Fund with respect to Small Cap Growth Portfolio (Each an “Investment Advisory Agreement” and together, the “Investment Advisory Agreements”) and throughout each year, reviews and evaluates the performance of and services provided by the applicable Investment Adviser. The Board assesses the nature, scope and quality of the services provided to the Trust and/or each Portfolio by the personnel of the Investment Adviser and its affiliates, including administrative services, shareholder services, oversight of fund accounting, marketing services and assistance in meeting legal and regulatory requirements. The Board also receives and assesses information regarding the services provided to the Trust and each Portfolio by certain unaffiliated service providers.

At various times throughout the year, the Board also considers a range of information in connection with its oversight of the services provided by the Investment Adviser and its affiliates, including the sub-advisor. Among the matters considered with respect to each Portfolio are: (a) fees (in addition to management fees) paid to the Investment Adviser and its affiliates by the Trust and/or the Portfolio, such as transfer agency fees and fees for marketing and distribution; (b) Trust or Portfolio operating expenses paid to third parties; (c) the resources devoted to and compliance reports relating to the Trust’s and the Portfolio’s investment objective, policies and restrictions, and its compliance with its Code of Ethics and the Investment Adviser’s compliance policies and procedures; and (d) the nature, cost and character of non-investment management services provided by the Investment Adviser and its affiliates.

The Board believes that the Investment Adviser is one of the most experienced global asset management firms and considers the overall quality of services provided by the Investment Adviser to be generally of high quality. The Board also believes that the Investment Adviser is financially sound and well managed and notes that the Investment Adviser is affiliated with one of America’s largest financial firms. The Board believes that, for many of the Portfolio’s shareholders, the investment involves the selection of the Investment Adviser as the investment adviser to the Portfolio. The Board works closely with the Investment Adviser in overseeing the Investment Adviser’s efforts to achieve good performance. As part of this effort, the Board discusses portfolio manager effectiveness and, when performance is not satisfactory, discusses with the Investment Adviser taking steps such as changing investment personnel.

Annual Consideration of Approval by the Board of Directors. In the period prior to the Board meeting to consider renewal of the Investment Advisory Agreement, the Board requests and receives materials specifically relating to the Trust’s and each Portfolios’ Investment Advisory Agreement. These materials are prepared with respect to each Portfolio and include (a) information compiled by Lipper Inc. (“Lipper”) on the fees and expenses and the investment performance of the Portfolio as compared to a comparable group of funds as classified by Lipper; (b) sales and redemption data for the Portfolio; (c) a discussion by the Trust’s/Portfolio’s portfolio management team regarding investment strategies used by the Trust/Portfolio during its most recent fiscal year; (d) information on the profitability to the Investment Adviser and its affiliates of the Investment Advisory Agreement, the sub-advisory agreement, and other relationships with the Trust/Portfolio; and (e) information provided by the Investment Adviser concerning investment advisory fees charged to other clients, such as other mutual funds and offshore funds under similar investment mandates and generally to institutional clients. The Board also considers other matters it deems important to the approval process such as payments made to the Investment Adviser or its affiliates relating to the distribution of Portfolio shares, services related to the valuation and pricing of Trust/Portfolio portfolio holdings, allocation of Trust/Portfolio brokerage fees, the Trust’s/Portfolio’s portfolio turnover statistics, and direct and indirect benefits to the Investment Adviser and its affiliates from their relationship with the Trust/Portfolio.

Certain Specific Renewal Data

In connection with the most recent renewal of each Portfolio’s Investment Advisory Agreements, in November 2004, the independent directors’ and Board’s review included the following:

The Investment Adviser’s Services and Fund Performance. The Board reviewed the nature, extent and quality of services provided by each Investment Adviser, including the investment advisory services and subadvisory services and the resulting performance of the Portfolio. The Board focused primarily on the Investment Adviser’s investment advisory services and the Portfolio’s investment performance. The Board compared Portfolio performance - both including and excluding the effects of the Trust’s/Portfolio’s fees and expenses - to the performance of a comparable group of mutual funds, and the performance of a relevant index or combination of indices. While the Board reviews performance data at least quarterly, consistent with the Investment Adviser’s investment goals, the Board attaches more importance to performance over relatively long periods of time, typically three to five years. With respect to the International Fund, the Board noted that the Fund’s performance within the group compared for the one year period was in the fourth quartile, and the Fund’s performance for the three year and five year periods ended May 31, 2004 was in the third quartile. With respect to Small Cap Growth, the Board noted that the Portfolio’s performance within the group compared for the one year period was in the fourth quartile, and the Portfolio’s performance for the three year period ended May 31, 2004 was in the second quartile. The Small Cap Growth has not been in existence for five years. The Board concluded that each Portfolio’s performance was consistent with the Trust’s/Portfolio’s investment objective and the renewal of the Investment Advisory Agreement.

The Investment Adviser’s Personnel and Investment Process. The Board reviewed the investment objectives and strategies of the Portfolio. The Board discussed with senior management of the Investment Adviser responsible for investment operations and the senior management of the Investment Adviser’s equity investing group the strategies being used to achieve the stated objectives. Among other things, the Board considered the size, education and experience of the Investment Adviser’s investment staff, its use of technology, and the Investment Adviser’s approach to training and retaining portfolio managers and other research, advisory and management personnel. The Board also reviewed the Investment Adviser’s compensation policies and practices with respect to the Trust’s/Portfolio’s portfolio managers The Board considered the experience of the International Trust’s/Fund’s portfolio management team and noted that Mr.Rowley, the Trust/ Portfolio’s portfolio manager, has over seventeen years’ experience in portfolio management. The Board also considered the experience of the Small Cap Growth Trust’s/Portfolio’s portfolio management team and noted that Mr. Zibelli, the Trust’s/Portfolio’s portfolio manager has over five years’ experience in portfolio management. The Board concluded that the Investment Adviser and its investment staff and the Trust’s/Portfolio’s portfolio managers have extensive experience in analyzing and managing the types of investments used by the Portfolio Fund and that each Portfolio benefits from that expertise.

Management Fees and Other Expenses. The Board reviewed the Portfolio’s contractual management fee rate and actual management fee rate as a percentage of total assets at common asset levels - the actual rate includes advisory and administrative service fees and the effects of any fee waivers - compared to the other funds in its Lipper category. It also compared the Portfolio’s total expenses to those of other, comparable funds. The Board considered the services provided to and the fees charged by the Investment Adviser to other types of clients such as other mutual funds and off-shore funds, with similar investment mandates and noted that the fees charged by the Investment Adviser in those cases typically exceeded those being charged to the Portfolio. The Board also noted that, as a general matter, fees charged to institutional clients were lower than the fees charged to the Portfolio, but determined that the Investment Adviser provided less extensive services to such clients. With respect to the International Fund, the Board noted that the contractual management fee rate for the Portfolio was equal to the median fee rate charged by its peer group, as determined by Lipper, and the Portfolio’s actual management fee rate was slightly higher that the median of its peers. With respect to Small Cap Growth the Board noted that while the contractual management fee rate and actual total expenses for the Portfolio were lower than the median fee rates charged by its peer group, as determined by Lipper, the Portfolio’s actual management fee rate was slightly higher than the median of its peers. The Board has concluded that the Portfolio’s management fee and fee rate and overall expense ratio are reasonable compared to those of other, comparable funds.

Profitability. The Board considered the cost of the services provided to each Portfolio by each Investment Adviser and the Investment Adviser’s and its affiliates’ profits relating to the management and distribution of the Portfolio and the MLIM/FAM-advised funds. As part of its analysis, the Board reviewed the Investment Adviser’s methodology in allocating its costs to the management of the Trust and the Portfolio and concluded that there was a reasonable basis for the allocation. The Board believes the Investment Adviser’s profits are reasonable in relation to the nature and quality of the services provided.

        Economies of Scale. The Board considered the extent to which economies of scale might be realized as the assets of the Trust and the Portfolio increase and whether there should be changes in the management fee rate or structure in order to enable the Trust and the Portfolio to participate in these economies of scale. While there was no evidence to date that the Trust’s or the Portfolio’s assets have reached a level where such economies are effectively available, the Board will continue to seek information relating to economies of scale. The Board also considered the Investment Adviser’s agreement to waive the Portfolio’s advisory fee in the amount of the Portfolio’s share of the investment advisory fee paid by the Trust. The Board determined that the current management fee structure was reasonable and that no changes were currently necessary.

Conclusion. After the independent directors deliberated in executive session, the entire Board including all of the independent trustees, approved the renewal of each existing Investment Advisory Agreement and sub-advisory agreement, concluding that the advisory fee was reasonable in relation to the services provided and that a contract renewal was in the best interests of the shareholders.

(c) Compensation

Each non-interested Trustee receives an aggregate annual retainer of $112,750 for his or her services to all MLIM/FAM-advised funds for which he or she serves as Director/Trustee. The portion of the annual retainer allocated to each applicable MLIM/FAM-advised fund is determined quarterly based, in general, on the relative net assets of each such fund. In addition, each non-interested Trustee receives a fee per in-person Board and per in-person Audit Committee meeting attended. The aggregate annual per meeting fees paid to each non-interested Trustee total $48,000 for all MLIM/FAM-advised funds for which that Trustee serves. The Chairman of the Board receives an additional annual retainer in the amount of $40,000 and the Chairman of the Audit Committee receives an additional annual retainer in the amount of $10,000, each of which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Chairman provides services based on the relative net assets of the fund.

The following table shows the compensation earned by the non-interested Directors/Trustees with respect to the Portfolios for the fiscal year ended May 31, 2005 and the aggregate compensation paid by all MLIM/FAM-advised funds to the non-interested Directors/Trustees for the calendar year ended December 31, 2004.

Name of Director/Trustee	Compensation From Trust/ Feeder Funds	Pension or Retirement Benefits Accrued as Part of Fund/ Portfolio Expenses	Total Compensation From Fund/Portfolio and MLIM/FAM- Advised Funds*
David O. Beim**	$9,441.63	None	$113,083
James T. Flynn	$10,078.83	None	$121,583
W. Carl Kester	$10,078.83	None	$121,583
Karen P. Robards***	$11,710.07	None	$131,583

*	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see the table on page 17.
**	Chairman of the Audit Committee
***	Chairman of the Board

(d) Sales Loads

Not Applicable

(e) Code of Ethics

The Board of Trustees of the Trust has adopted Codes of Ethics pursuant to Rule 17j-1 under the Investment Company Act which cover the Trust, each Feeder Fund, FAM, MLIMIL and FAMD. The Codes of Ethics establish procedures for personal investing and restricts certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

(f) Proxy Voting Policies

Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of each Feeder Fund Registration Statement.

Item 13.    Control Persons and Principal Holders of Securities

The following table sets forth control persons and principal holders of beneficial interests of the Portfolios as of September 2, 2005.

Name of Portfolio	Name and Address of Control Person	Percentage of Ownership of the Portfolios(1)	Percentage of Ownership of the Trust
International Portfolio	Merrill Lynch International Fund of Mercury Funds, Inc. (previously defined as the “Corporation”), P.O. Box 9011, Princeton, NJ 08543-9011	100%(2)	—

Small Cap Growth Portfolio	Merrill Lynch Small Cap Growth Fund of the Corporation, PO Box 9011, Princeton, NJ 08543-9011	100%(2)	—

(1)	Reflects either direct ownership of the Portfolios, or indirect ownership through one of a Fund’s beneficial owners.
(2)	Ownership of beneficial interest of the Portfolio is direct.

Mercury Funds, Inc. is organized in the state of Maryland.

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in a Portfolio or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants, the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

Item 14.    Investment Advisory and Other Services

The following information supplements and should be read in conjunction with Item 5 in the Trust’s Part A.

Information relating to the investment management and other services provided to the Trust by Fund Asset Management, L.P. and Merrill Lynch Investment Managers International Limited is incorporated herein by reference from Part A of each Feeder Fund Registration Statement, the section entitled “Management and Advisory Arrangements” in Part I of Part B of each Feeder Fund Registration Statement and from the section entitled “Management and Other Service Arrangements” in Part II of Part B of each Feeder Fund Registration Statement. The following list identifies the specific sections in Part A and Part B of each Feeder Fund Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from Part A or Part B of the Feeder Fund Registration Statements
Item 14(a)	Management and Advisory Arrangements* Management and Other Service Arrangements**

Item 14(c)	Management and Advisory Arrangements* Management and Other Service Arrangements**

Item 14(d)	Management and Advisory Arrangements* Management and Other Service Arrangements**

Item 14(e)	Not Applicable

Item 14(f)	Not Applicable

Item 14(g)	Not Applicable

Item 14(h)	Part A - Back Cover

*	Excluding the subsection entitled “Transfer Agency Services.”
**	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

FAM Distributors, Inc., P.O. Box 9081, Princeton, New Jersey, 08543-9081, an affiliate of the Investment Adviser, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 15.    Portfolio Managers.

Ian Rowley is the portfolio manager of International Portfolio and Ron Zibelli is the portfolio manager of Small Cap Growth Portfolio. Each Portfolio’s portfolio manager is primarily responsible for the day-to-day management of that Portfolio’s portfolio and the selection of its investments. Information about Mr. Rowley’s compensation, other accounts he manages and his ownership of ML International shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the ML International Registration Statement. Information about Mr. Zibelli’s compensation, other accounts he manages and his ownership of ML Small Cap Growth shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the ML Small Cap Growth Registration Statement.

Item 16.    Portfolio Transactions and Brokerage

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part B of each Feeder Fund Registration Statement.

Item 17.    Capital Stock and Other Securities

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

The Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust. The Trust will not issue share certificates.

Each investor is entitled to a vote in proportion to the amount of its interest in a Portfolio or in the Trust, as the case may be. Investors in the Trust, or in any Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

A Portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the Holders of the interests of the Portfolio. The Trust shall be dissolved upon the dissolution of the last remaining Portfolio.

The Declaration of Trust provides that obligations of the Trust and the Portfolios are not binding upon the Trustees individually but only upon the property of the Portfolios and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolios, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Trust currently consists of twenty-four Portfolios, of which two are currently in operation. The Trust reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of each Portfolio participate equally in the earnings and assets of the particular Portfolio. Holders of each Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Portfolios vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Portfolio, the Holders of such Portfolio are entitled to share in proportion to their investment in the net assets of such Portfolio available for distribution to Holders.

Item 18.    Purchase, Redemption and Pricing of Securities

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust’s Part A.

(a) Purchase of Beneficial Interests of the Trust

The net asset value of the interests of each Portfolio is determined once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of a Portfolio is the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s interest in a Portfolio will be determined after the close of business on the Exchange by multiplying the aggregate net asset value of the Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in a Portfolio after the close of business on the Exchange or the next determination of the aggregate net asset value of the Portfolio. Expenses, including the advisory fees payable to the Investment Adviser, are accrued daily.

Securities that are held by the Trust that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

The Trust employs pricing services to provide certain securities prices for the Trust. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Trust’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of a Trust’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Trust’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Board of Trustees.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Trust. However, because each Portfolio of the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after its receipt of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(b) Fund Reorganizations

Not Applicable.

(c) Offering Price

Not Applicable.

Item 19.    Taxation of the Trust

The Trust is organized as a Delaware statutory trust. Under the current method of operation of the Portfolios and because each Portfolio currently has one investor, each Portfolio is treated as a separate disregarded entity for federal income tax purposes and, thus, is not subject to federal income tax. Based upon the status of each Portfolio as a disregarded entity, the investor in each Portfolio will be treated as if it earned the income and owned the assets of such Portfolio directly, and will be subject to tax on the Portfolio’s ordinary income and capital gain. The Portfolios will not file income tax or information returns.

If either Portfolio acquires additional investors, such Portfolio will be treated as a partnership for federal income tax purposes, and, thus, will continue to not be subject to federal income tax. If a Portfolio is treated as a partnership, each investor in such Portfolio will be subject to tax on its share (as determined in accordance with the governing instruments of each Portfolio) of such Portfolio’s ordinary income and capital gain. The determination of such share will be made in accordance with the Code and Treasury Regulations promulgated thereunder.

A Portfolio that is treated as a partnership will file appropriate information returns. Each prospective investor fund that is a regulated investment company (“RIC”) will be required to agree that, for purposes of determining its required distribution under Code Section 4982(a) it will account for its share of items of income, gain, loss and deduction of a Portfolio that is treated as a partnership as they are taken into account by such Portfolio. The discussion below assumes that there is only one investor in each Portfolio.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Portfolio.

Certain transactions of the Portfolios are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require a Feeder Fund to mark-to-market certain types of positions in a Portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Trust intends to monitor transactions, to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.

If a Portfolio of the Trust purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The Feeder Funds may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, the Feeder Funds could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICs.

A Feeder Fund may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle a Feeder Fund to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio’s assets to be invested within various countries is not known.

Under the Trust, each Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, each Portfolio is expected to meet the income and diversification of assets tests of the Code applicable to RICs.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute each Portfolio income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

Item 20.    Underwriters

The exclusive placement agent for the Trust is FAMD (the “Placement Agent”), an affiliate of each Investment Adviser and of Merrill Lynch, Pierce, Fenner & Smith Incorporated, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. Pursuant to the Placement Agency Agreement, the Trust agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Trust and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Trust.

Item 21.    Calculation of Performance Data

Not Applicable

Item 22.    Financial Statements

The audited financial statements of International Portfolio and of Small Cap Growth Portfolio, including the reports of the independent registered public accounting firm, are incorporated into this Part B by reference to the 2005 Annual Reports of ML International and ML Small Cap Growth, respectively. You may request copies of the Annual Reports at no charge by calling 1-888-763-2260 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

ALL PORTFOLIOS

PART C.    OTHER INFORMATION

Item 23.    Exhibits

Exhibit Number

1(a)	Declaration of Trust of Registrant(1)

1(b)	Amendment No. 1 to Declaration of Trust of Registrant(1)

1(c)	Certificate of Trust(1)

1(d)	Certificate of Amendment of Certificate of Trust(1)

1(e)	Certificate of Amendment of Certificate of Trust(2)

1(f)	Certificate of Amendment of Certificate of Trust(3)

1(g)	Amendment No. 2 to Declaration of Trust of Registrant(4)

1(h)	Amendment No. 3 to Declaration of Trust of Registrant(4)

1(i)	Certificate of Amendment of Certificate of Trust(5)

1(j)	Amendment No. 4 to Declaration of Trust of Registrant(5)

1(k)	Amendment No. 5 to Declaration of Trust of Registrant(9)

1(l)	Certificate of Amendment of Certificate of Trust(9)

1(m)	Amendment No. 6 to Declaration of Trust of Registrant(10)

1(n)	Certificate of Amendment of Certificate of Trust(10)

1(o)	Amendment No. 7 to Declaration of Trust(14)

1(p)	Certificate of Amendment of Certificate of Trust(14)

2	Second Amended and Restated By-Laws of Registrant(12)

3	Instrument Defining Rights of Security Holders. Incorporated by reference to Exhibits 1 and 2 above

4(a)	Investment Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and Mercury Advisors(1)

4(b)	Investment Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Mercury Advisors(1)

4(c)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and Fund Asset Management, L.P.(3)

4(d)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Fund Asset Management, L.P.(3)

4(h)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Gold and Mining Portfolio and Fund Asset Management, L.P.(3)

4(i)	Investment Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced Portfolio and Merrill Lynch Investment Managers International Limited(3)

4(j)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced Portfolio and Fund Asset Management L.P.(3)

Exhibit Number

4(k)	Investment Advisory Agreement between the Trust on behalf of Mercury Master U.S. Small Cap Growth Portfolio and Fund Asset Management, L.P.(5)

4(l)	Sub-Advisory Agreement between Fund Asset Management, L.P. and Mercury Advisors with respect to Mercury Master U.S. Small Cap Growth Portfolio(5)

5	Not Applicable

6	Not Applicable

7	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co.(17)

8(a)	Placement Agent Agreement between Registrant and FAM Distributors, Inc.(1)

8(b)	License Agreement relating to Use of Name among Mercury Advisors, Mercury Asset Management Group Ltd. and Registrant(1)

8(c)	Fee Agreement among Mercury Advisors, Fund Asset Management, L.P. and the Trust on behalf of Mercury Master Pan-European Growth Portfolio(4)

8(d)	Fee Agreement among Mercury Advisors, Fund Asset Management, L.P. and the Trust on behalf of Mercury Master International Portfolio(4)

8(g)	Fee Agreement among Mercury Advisors, Fund Asset Management, L.P. and the Trust on behalf of Mercury Master Global Balanced Portfolio(4)

8(h)	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks(6)

8(k)	Form of Second Amended and Restated Credit Agreement between the Trust, a syndicate of banks, and certain other parties.(11)

8(l)	Form of Third Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(15)

8(m)	Form of Fourth Amended and Restated Credit Agreement between the Trust, a syndicate of banks and certain other parties.(8)

8(n)	Form of Fifth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(20)

8(o)	Administrative Services Agreement between State Street Bank and Trust Company and the Registrant(13)

8(p)	Securities Lending Agency Agreement between the Registrant and QA Advisers LLC (now MLIM LLC), dated August 10, 2001.(16)

9	Not Applicable

10	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant*

11	Not Applicable

12(a)	Certificate of Mercury Funds, Inc. with respect to Mercury Master International Portfolio and Mercury Master Pan-European Growth Portfolio(1)

12(c)	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master Global Balanced Portfolio(3)

12(d)	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master U.S.(10) Small Cap Growth Portfolio(5)

12(e)	Certificate of Fund Asset Management, L.P. with respect to Mercury Master Select Growth Portfolio(10)

Exhibit Number

13	Not Applicable

14(a)	Not Applicable

15	Code of Ethics(18)

16	Power of Attorney(19)

*	Filed herewith.
(1)	Incorporated by reference to same numbered exhibits to Registrant’s initial Registration Statement on Form N-1A (File No. 811-09049).
(2)	Incorporated by reference to identically numbered exhibit to Amendment No. 1 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(3)	Incorporated by reference to identically numbered exhibit to Amendment No. 2 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(4)	Incorporated by reference to identically numbered exhibit to Amendment No. 3 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(5)	Incorporated by reference to identically numbered exhibit to Amendment No. 4 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(6)	Incorporated by reference to Exhibit 8(b) to the Registration Statement on Form N-1A of Master Premier Growth Trust (File No. 811-09733), filed December 31, 1999.
(7)	Incorporated by reference to Exhibit 8(e) to the Registration Statement on Form N-1A of Mercury Gold and Mining Fund of Mercury Funds, Inc. (File Nos. 333-65955 and 811-08797).
(8)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to Merrill Lynch Global Growth Fund’s Registration Statement on Form N-1A filed on December 4, 2003 (File No. 333-32899).
(9)	Incorporated by reference to identically numbered exhibit to Amendment No. 6 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(10)	Incorporated by reference to identically numbered exhibit to Amendment No. 7 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(11)	Incorporated by reference to exhibit (b)(2) to the Issuer Tender Offer on Schedule TO under the Securities Exchange Act of 1934 of Merrill Lynch Senior Floating Rate Fund, Inc., filed on December 14, 2001 (File No. 333-39837).
(12)	Incorporated by reference to identically numbered exhibit to Amendment No. 8 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(13)	Incorporated by reference to identically numbered exhibit 8(c) to Post-Effective Amendment No. 20 to Merrill Lynch Growth Fund’s Registration Statement on Form N-1A (File No. 33-10794).
(14)	Incorporated by reference to identically numbered exhibit to Amendment No. 10 to Registrant’s Registration Statement (File No. 811-09049).
(15)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 13, 2002.
(16)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(17)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739), filed on January 30, 2002.
(18)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 333-110936) filed on January 22, 2004.
(19)	Incorporated by reference to Exhibit 16 of Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Real Investment Fund (File 333-111815), filed on March 29, 2005.
(20)	Incorporated by reference to Exhibit 8(c)(5) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. (File No. 2-62329) filed on January 14, 2005.

Item 24.    Persons Controlled by or Under Common Control With the Trust

The Registrant does not control and is not under common control with any person.

Item 25.    Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust provides:

Section 8.3.  Indemnification.    The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust (within the meaning of the 1940 Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)	the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)	the Trust shall be insured against losses arising by reason of any lawful advances; or

(c)	there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Declaration of Trust further provides:

Section 8.4.  No Protection Against Certain 1940 Act Liabilities.    Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.    Business and Other Connections of Investment Advisers

Merrill Lynch Investment Managers International Limited (“MLIMIL”) acts as the investment adviser for the following open-end registered investment companies: Merrill Lynch Master International Portfolio of Mercury Master Trust (the “Trust “); and as sub-adviser to a number of registered investment companies, FAM, an affiliate of MLIMIL, acts as the investment adviser to the Merrill Lynch Master Small Cap Growth Portfolio of the Trust as well as a number of other registered investment companies. Merrill Lynch Investment Managers, L.P. (“MLIM”) acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies and also acts as sub-adviser to certain other portfolios.

Set forth below is a list of each executive officer and partner of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged for at least the last two fiscal years for his, her or its own account or in the capacity of director, officer, partner or trustee. Additionally, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies advised by FAM, MLIM or their affiliates, and Mr. Doll is an officer and/or Board member of all or substantially all of such companies.

Name	Position(s) With MLIMIL	Other Substantial Business, Profession, Vocation or Employment
Peter John Gibbs	Chairman and Chief Executive Officer	Director Merrill Lynch Investment Managers; Director of Mercury Asset Management International Channel Islands Ltd.; Director Merrill Lynch Asset Management UK Limited; Director Merrill Lynch Global Asset Management Limited; Director Munich London Investment Management Ltd.

Simon G.B. Miles	Director	None

Bernadette Lewis	Assistant Secretary	Assistant Secretary of all of the following: Merrill Lynch Europe PLC; Merrill Lynch Investment Managers Executor & Trustee Co. Limited; Merrill Lynch Investment Managers Limited; Merrill Lynch Investment Managers Group Services Limited; Merrill Lynch Investment Managers Holdings Limited; Merrill Lynch Investment Managers No. 1 Limited; Merrill Lynch Investment Managers No. 2 Limited; ML Invest Holdings Limited; MLIS Limited; Munich London Investment Management Limited; Smith Bros (Services & Leasing) Limited.

Debra Anne Searle	Secretary	Secretary of Merrill Lynch Investment Managers Limited; Secretary of Merrill Lynch Investment Managers Group Limited. Further details below

Marc H. Brillon	Director	Secretary and Director of Merrill Lynch Investment Managers Canada (Institutional) Ltd.

Edoardo L. R. Mercadante	Director	None

Set forth below is a list of each executive officer and director of FAM indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged for at least the last two fiscal years for his, her or its own account or in the capacity of director, officer, partner or trustee. Additionally, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies for which FAM, MLIM or an affiliate acts as investment adviser, and Mr. Doll is an officer and/or Board Member of all or substantially all such companies.

Name	Position(s) With FAM	Other Substantial Business, Profession, Vocation or Employment
ML & Co.	Limited Partner	Financial Services Holding Company; Limited Partner of MLIM

Princeton Services	General Partner	General Partner of MLIM

Robert C. Doll, Jr.	President	President of MLIM/FAM advised funds; President of MLIM Co-Head (Americas Region) of MLIM from 2000 to 2001; Senior Vice President of FAM and MLIM from 1999 to 2001; Director of Princeton Services; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.

Donald C. Burke	First Vice President and Treasurer	First Vice President and Treasurer of MLIM; Treasurer of Princeton Services; Senior Vice President, Treasurer and Director of Princeton Services; Vice President of FAMD.

Andrew J. Donohue	Senior Vice President and General Counsel	Senior Vice President and General Counsel of MLIM; Senior Vice President, General Counsel and Director of Princeton Services; General Counsel and Director of FAMD.

Alice A. Pellegrino	Secretary	Secretary of MLIM, Princeton Services and FAMD

The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, MLIM, Princeton Services and Princeton Administrators, L.P. is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAMD is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and ML & Co. is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. The address of the Fund’s transfer agent, Financial Data Services, Inc. (“FDS”), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 27.    Principal Underwriters

(a) FAMD acts as placement agent for the Registrant and as the principal underwriter for each of the following open-end registered investment companies: FDP Series, Inc., Managed Account Series, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc.,Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Equities Opportunity Fund, Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources, Global Equity Opportunities

Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, FAM Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Value Opportunities Fund, Inc., Merrill Lynch U.S. Government Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., FAM Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

(b) Set forth below is information concerning each director and officer of the FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with the Registrant
Frank Porcelli	President and Director	None

Andrew J. Donohue	Director	None

Michael G. Clark	Director	None

Thomas J. Verage	Director	None

Donald C. Burke	Vice President	Vice President and Treasurer

Stephen W. Mandella	Treasurer	None

Daniel Dart	Director	None

Jerry W. Miller	Director	None

Alice A. Pellegrino	Secretary	Secretary

Item 28.    Location of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of:

(1)	the registrant, Mercury Master Trust, 800 Scudders Mill Road, Plainsboro, New Jersey 08536;

(2)	the custodian, Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109;

(3)	Merrill Lynch Investment Managers International Limited, the investment adviser of International Portfolio and Pan-European Growth Portfolio, 33 King William Street, London EC4R 9AS, England, and Fund Asset Management, L.P., the investment adviser of Small Cap Growth Portfolio, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 and

(4)	Fund Asset Management, L.P., the sub-adviser of International Portfolio and Pan-European Growth Portfolio, 800 Scudders Mill Road, Plainsboro, New Jersey 08536; Merrill Lynch Investment Managers International Limited, the sub-adviser of Small Cap Growth Portfolio, 33 King William Street, London EC4R 9AS, England.

Item 29.    Management Services

Other than as set forth under the caption “Management, Organization, and Capital Structure” of the Trust in Part A of the Registration Statement and under “Investment Advisory and Other Services” in Part B of the Registration Statement, the Registrant is not party to any management-related service contract.

Item 30.    Undertakings

None.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 21 day of September, 2005.

MERCURY MASTER TRUST (Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke)

INDEX TO EXHIBITS

Exhibit Number	Description
10	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.